Exhibit 10.2


             SERVICES AGREEMENT BETWEEN AXA EQUITABLE LIFE INSURANCE
                     COMPANY AND MONY LIFE INSURANCE COMPANY
                                   OF AMERICA

                  Agreement made as of the 1st day of February, 2005 (the "Agreement") between AXA EQUITABLE LIFE INSURANCE COMPANY, a New York stock life insurance company ("AXA Equitable") and MONY LIFE INSURANCE COMPANY OF AMERICA, an Arizona stock life insurance company ("MONY Life America").

                  WHEREAS, both AXA Equitable and MONY Life America are indirect wholly-owned subsidiaries of AXA Financial, Inc., a Delaware corporation,

                  WHEREAS, MONY Life America desires to utilize AXA Equitable personnel, property and services in carrying out its management, administrative and other functions and AXA Equitable is willing to furnish the same on the terms and conditions hereinafter set forth; and

                  WHEREAS, AXA Equitable and MONY Life America desire to be reimbursed for their respective costs and expenses incurred in rendering such services;

                  NOW, THEREFORE, the parties do hereby agree as follows:

         1. AXA Equitable from time to time may provide, as available, to MONY Life America the personnel, property and services reasonably necessary to perform its management, administrative and other functions. The services to be furnished may include, without limitation, management, corporate finance, strategic planning, administration, office and general supplies, financial and cash management, printing, actuarial, accounting, tax, auditing, legal and regulatory, human resources, corporate and financial communications, public relations, advertising, marketing, risk management, product design and development, underwriting, claims processing, policyholder services, technology, data processing and corporate secretarial services. AXA Equitable services provided hereunder shall not include any services provided to MONY Life America by AXA Equitable pursuant to separate agreements.

         2. With respect to any underwriting functions, claims processing and policyholder services that are performed for or provided to MONY Life America by AXA Equitable pursuant to this Agreement:

                  a. it is understood that AXA Equitable shall perform such services in accordance with underwriting and claims processing guidelines and procedures established by MONY Life America from time to time and communicated in writing to AXA Equitable by MONY Life America; (ii) and MONY Life America shall retain all final underwriting and claims processing authority.

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                  b. final decisions will be based upon guidelines and
procedures established and approved by MONY Life America from time to time and communicated in writing to AXA Equitable by MONY Life America and (ii) MONY Life America retains final approval authority on all claim payments. Payment of claims shall be made using MONY Life America checks. In performing claim services for MONY Life America pursuant to this agreement AXA Equitable shall obtain and maintain all necessary licenses and permits required in order to comply with applicable laws and regulations.

                  c. In providing services with respect to this Agreement, AXA Equitable agrees that any and all personal contact or communication, both oral and written, with MONY Life America's policyholders, insureds, beneficiaries and applicants will be done in the name of and on behalf of MONY Life America. AXA Equitable agrees to use MONY Life America's letterhead for all such written communications. AXA Equitable further agrees that if any of its employees who have direct contact with MONY Life America policyholders, insureds beneficiaries or applicants perform such services from a location outside the State of New York, a toll free telephone number shall be available for use by such policyholders, insureds, beneficiaries and applicants.

                  d. AXA Equitable shall implement and maintain appropriate measures designed to meet the objectives of Department Regulation No. 173, with respect to safeguarding MONY Life America's customer information and customer information systems. AXA Equitable shall adjust its information security program at the request of MONY Life America for any relevant changes dictated by MONY Life America's assessment of risk around its customer information and customer information systems. Confirming evidence that AXA Equitable has satisfied its obligations under this agreement shall be made available, during normal business hours, for inspection by MONY Life America, anyone authorized by MONY Life America and any governmental agency that has regulatory authority over MONY Life America's business activities.

                  e. With regard to the collection of premiums, deposits and other remittances from policyholders (including payment of principal or interest on policy loans), AXA Equitable shall act in a fiduciary capacity with respect to such payments, hold such payments for the benefit of MONY Life America, and after the required processing of such payments, will immediately deposit such payments in one or more bank accounts established in the name of MONY Life America and subject to the control of officers of MONY Life America.

         3. MONY Life America shall pay the actual costs (direct and indirect) and expenses incurred by AXA Equitable in furnishing personnel, property and services pursuant to this Agreement. Such actual costs and expenses shall include all direct and indirect expenditures related to the furnishing of such personnel, property and services, including related wages, office space and overhead, as appropriate. In determining the basis for the apportionment of costs and expenses, specific identification or estimates based on time, square footage or any other mutually agreeable method providing for a fair and reasonable allocation of costs and expenses may be used provided such method is in conformity with generally accepted accounting principles and with the requirements of Section 1505(a) of the New York Insurance Law and New York

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Insurance Department Regulation No. 33. The charge to MONY Life America for such apportioned expenses shall be at cost as described in this Section 2.4. Within
45 days after the end of each calendar quarter, and more often if desired, AXA Equitable shall submit to MONY Life America a statement of apportioned expenses showing the basis for the apportionment of each item. Settlement, which shall be on a cost basis, shall be made within 45 days thereafter. The statement of apportioned expenses shall set forth in reasonable detail the nature of the costs and expenses being apportioned and other relevant information to support the charges.

         5. AXA Equitable and MONY Life America or any governmental agency having jurisdiction over either or both of the companies at the companies' expense, shall each have the right to conduct an audit of the other's books, records and accounts with respect to services provided hereunder, giving reasonable notice of its intent to conduct such an audit. In the event of such an audit, each shall give to the other reasonable cooperation and access to all books, records and accounts necessary to the audit.

         6. AXA Equitable and MONY Life America shall be and remain sole owner of their respective records, including but not limited to business and corporate records, regardless of the use or possession by either of the other's records. AXA Equitable and MONY Life America shall each individually maintain separate books, accounts and records in respect to personnel, property and services provided under this Agreement and shall cooperate and use reasonable efforts to prepare and/or obtain in a timely fashion any and all books, accounts, records or other documentation as may be necessary or desirable in connection with this Agreement and/or the personnel, property or services provided hereunder. All records shall be maintained in accordance with applicable law and regulation, including but not limited to, New York Insurance Department Regulation No. 152.

         7. The books, accounts and records of AXA Equitable and MONY Life America as to all transactions between them under this Agreement shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as is necessary to support the reasonableness of the charges under this Agreement. The companies shall keep such books, records and accounts insofar as they pertain to the computation of charges hereunder available for audit, inspection and copying by the companies and persons authorized by it or any governmental agency having jurisdiction over either or both of the companies during all reasonable business hours.

         8. Should an irreconcilable difference of opinion between AXA Equitable and MONY Life America arise as to the interpretation of any matter respecting this Agreement, it is hereby mutually agreed that such differences shall be submitted to arbitration as the sole remedy available to the parties. Such arbitration shall be by three arbitrators in accordance with the rules of the American Arbitration Association, such arbitrators shall have extensive experience in the insurance industry, and the arbitration shall take place in New York, New York. Each party shall bear its own expense in connection with the arbitration, and the fees and expenses of the arbitrators and any other expenses of the arbitration shall be shared equally by the parties.

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         9. The term of this Agreement shall commence as of the effective date of this Agreement and continue until terminated by either AXA Equitable or MONY Life America on not less than 60 days prior written notice to the other or by an agreement in writing signed by both parties specifying the effective date of termination.

         10. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, except as otherwise specifically provided herein.

         11. No assignment of this Agreement shall be made by either AXA Equitable or MONY Life America without the prior written consent of the other. No assignment shall take effect unless it has first been submitted to the Arizona and New York Insurance Departments and not disapproved by either Department.

         12. Subject to Section 11 above, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

                                     AXA EQUITABLE LIFE INSURANCE COMPANY

                                     By: /s/ Stanley B. Tulin
                                        --------------------------------------
                                        Name: Stanley B. Tulin
                                        Title: Vice Chairman & Chief Financial
                                               Officer

                                     MONY LIFE INSURANCE COMPANY OF AMERICA

                                     By: /s/ Kevin R. Byrne
                                        --------------------------------------
                                         Name: Kevin R. Byrne
                                         Title: Senior Vice President, Chief
                                                Investment Officer &
                                                Treasurer

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